Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Taylor, President and Chief Executive Officer of Montpelier Re Holdings Ltd. (the “Company”), to the extent 18 U.S.C. 1350 is applicable, hereby certify, to the best of my knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Anthony Taylor
Name: Anthony Taylor

Title:	Chairman, President and
Chief Executive Officer

Date: August 1, 2007

I, Kernan V. Oberting, Chief Financial Officer of Montpelier Re Holdings Ltd. (the “Company”), to the extent 18 U.S.C. 1350 is applicable, hereby certify, to the best of my knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Kernan V. Oberting
Name: Kernan V. Oberting

Title:	Chief Financial Officer

Date: August 1, 2007

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